EXHIBIT 10.49

     DOWN PRODUCTS TRADEMARK LICENSE AGREEMENT
     -----------------------------------------

          THIS TRADEMARK LICENSE AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 1995, by and between SIMMONS COMPANY, a Delaware corporation having its principal offices at One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 (hereinafter the "Licensor"), and LOUISVILLE BEDDING CO., a Delaware corporation, having its principal offices at 10400 Bunsen Way, Louisville, Kentucky 40299 ("Licensee").

          RECITALS:
          --------

          A. Licensor and Licensee entered into an Amended and Restated Trademark License Agreement dated November 28, 1990 (subsequently thrice amended, (No. 1) on February 15, 1993, (No.2) on April 15, 1990, and (No.
     3) on November 21, 1994) ("Non-Down Agreement") under which Licensor granted Licensee a license to use certain trademarks in connection with certain bedding accessories, excluding, however, down products.

          B. Licensor and Licensee entered into a license agreement covering certain down products on January 4, 1991 (subsequently amended (No. 1) on February 15, 1993 and (No. 2) on December 20, 1993), which license terminated on December 31, 1994.

          C. Licensor and Licensee wish to enter into a license agreement covering certain down products in accordance with the terms and conditions hereinafter set forth.

          D. Licensor has the sole and exclusive right to the use of the marks BEAUTYREST and BEAUTY SLEEP, as more fully described in Exhibit A hereto in connection with certain Products (as hereinafter defined) (hereinafter designated as the "Trademarks") in the fifty (50) United States and the District of Columbia (hereinafter designated as the "Territory") and the right to grant licenses to others for the use of the Trademarks. For purposes of this Agreement, the term "Products" shall include comforters, mattress covers and standard bed pillows designed and used for sleeping (which shall exclude without limitation, decorative and health pillows); provided, however, that notwithstanding the foregoing, the term "Products" shall include only products that may be designated as containing filling material made of "Down". For purposes of this Agreement, the term "Down" shall have the meaning set forth in Guides 1 and 6 of The Federal Trade Commission "Guides For The Feather And Down Products Industry" promulgated October 29, 1971, a copy of which is attached hereto as Exhibit B.

          E. Licensee wishes to manufacture, market, distribute and sell under the Trademarks the Products in the Territory.

          F. Licensor is willing to grant Licensee a license to manufacture, market, distribute and sell the Products under the Trademarks within the United States under the terms and conditions of this Agreement.

        AGREEMENT:
        ---------

         NOW, THEREFORE, the parties hereby agree as follows:

          1.   Grant of License; Extent of License.
               ------------------------------------

               (a)  Grant of License. Subject to the rights of third parties, if
                    ----------------
     any, as set forth in Schedule 1 hereto, and pursuant to the terms of this Agreement, Licensor hereby grants an exclusive license (the "License"), without the right to sublicense, for the use of the Trademarks on the Products in connection with the manufacture, advertising, marketing, sale and distribution of the Products by Licensee in the Territory. Licensee shall limit its manufacture, sales and distribution of Products to the Territory and shall not sell the Products to anyone it has reason to believe is purchasing the Products for export outside the Territory. In the event of any dispute between the parties to this Agreement regarding the definition of the Products, the final decision regarding such definition shall rest in Licensor's sole and absolute discretion. The rights granted to Licensee herein are limited to use on or in connection with the Products, and Licensee specifically agrees not to use the Trademarks in any manner or on any product, service or item, except as set forth in this Agreement. Notwithstanding anything in the foregoing to the contrary, Licensee shall be entitled to subcontract others to manufacture the Products to be sold by Licensee under the Trademarks.

               (b)  Extent of License. Subject to the rights of third parties,
                    -------------------
     if any, as set forth in Schedule 1 hereto, Licensor shall not, nor shall it license another to, manufacture, market, distribute or sell any of the Products under the Trademarks within the Territory during the Term (as hereinafter defined). Licensor, however, retains the right to manufacture, advertise, market, distribute and sell, or license others to manufacture, advertise, market, distribute and sell, 1) items other than the products under the Trademarks within or without the Territory or 2) the Products under the Trademarks outside of the Territory.

          2.   Term. This Agreement shall commence as of January 1, 1995 and
               ----
     shall expire on December 31, 1995, unless sooner terminated as provided in paragraphs 6 or 9 of this Agreement (the "Term"), or unless, extended by the mutual consent of the parties thereto, on conditions to be negotiated before December 1, 1995.

          3.   Maintenance of Product Quality.
               -------------------------------

               (a)  Standards. Licensee shall manufacture, distribute and sell
                    ---------
     the Products under the Trademarks in accordance with quality standards, specifications, directions and processes set forth by Licensee from time to time and reasonably acceptable to Licensor (the "Standards"). Notwithstanding the foregoing, the trademark "BEAUTYREST" shall be used only in connection with Products of higher quality compared to other Products distributed and sold by Licensee in the Territory, while the trademark "BEAUTYSLEEP" shall be used only in connection with Products of middle-level quality compared to other Products distributed and sold by Licensee in the Territory. Without Licensor's prior written consent, the Licensee shall not sell the Products to wholesalers, jobbers or to anyone it believes is purchasing the Products for transshipment to other retailers, and all sales will be made directly to retail outlets.

               (b)  Inspection. Licensee shall permit duly authorized
                    ----------
     representatives of Licensor to have access to Licensee's facilities during normal business hours for the purpose of inspecting the Products in manufacture and completed Products to determine whether the Products are in accordance with the Standards.

               (c)  Specimens and Samples. Upon request by Licensor, but not
                    ---------------------
     more frequently than every four (4) months, Licensee shall submit to Licensor, or its duly authorized representative, not less than two (2) randomly selected production run samples of each Product which Licensee intends to sell under the Trademarks. If Licensor determines that the sample fails to comply with the Standards, Licensor must promptly notify Licensee of the deficiency within 20 days of Licensor's receipt of such sample. If Licensor fails to disapprove within the 20-day period any sample submitted to it, such sample shall be deemed to be in compliance with the Standards.

               (d)  Quality Consistency. Without the prior written approval of
                    -------------------
     Licensor, Licensee shall not sell or distribute any Product sold under the Trademarks that deviates from the Standards to a greater extent than would occur as a result of normal deviations in raw material characteristics and to a greater extent than results from manufacturing deviations that would not cause such Product to become a manufacturing "second". Notwithstanding the foregoing, pillow ticking with substandard printing may be used in the manufacturing and sale of pillows provided they are clearly marked as "Seconds" or "Irregular" before sale to the retail trade or end-consumer as applicable.

          4.   Use of Trademarks.
               ------------------

               (a)  Manner of Trademark Usage. Licensee agrees that the
                    -------------------------
     Trademarks shall be physically affixed or attached to the Products sold under the Trademarks in such a manner so as to at all times preserve the validity of the Trademarks, and that Licensee shall not do any act that will in any way impair or adversely affect the validity of the Trademarks. Licensee shall not use any other name or trademark in association with the Trademarks, either on the Products, or in connection with the packaging for the Products, or in connection with any consumer advertising and publicity, which shall consist of the name of any person, firm or corporation. Licensee shall provide Licensor samples of all literature, packages, labels and labelings prepared by Licensee. If Licensor fails to object to any label, package or literature submitted to it within 20 days following receipt by it of such materials, Licensor shall be deemed to have approved such material for use by Licensee.

               (b)  Reference to Ownership. Licensee shall use on the Products
                    ----------------------
     such legends as Licensor shall require to indicate that the Products and use of the Trademarks is pursuant to license from Licensor. All Products, labels, hangtags, packaging, advertising and the like must bear appropriate notices such as the following unless otherwise specified or agreed to by
     Licensor:

               i. BEAUTYREST -REGISTERED TRADEMARK- is a registered trademark of Simmons Company; or

               ii. "Licensed Article" manufactured by Louisville Bedding Co. under exclusive license from Simmons Company, the trademark owner.

          5.    Advertising. All advertising by Licensee in any medium shall be
                -----------
     conducted in a dignified manner. Licensee shall have the authority to direct all advertising programs with discretion over the creative concepts, materials and media used in such a program, subject to Licensor's review. Licensee shall use its best efforts to monitor such advertising by its customers and shall terminate sales of Products to any customers which persistently misuse the Trademarks.

          6.   Infringement of Trademark; Registration of Licensee.
               ----------------------------------------------------

               Infringement.     (i) Licensee shall apprise Licensor immediately
               ------------
     upon discovery of any possible infringement of the Trademarks, or any act of unfair competition by third parties relating to the Trademarks, whenever such infringement or act shall come to Licensee's attention. After receipt of such notice from Licensee, Licensor may, in Licensor's discretion, take such action to stop such infringement or act as Licensor may deem necessary to protect the Trademarks for use on Products within the Territory. In connection therewith, Licensee shall cooperate fully with Licensor to stop such infringement or act and, if so requested by Licensor, shall join with Licensor as a party to any action brought by Licensor for such purpose. Licensor shall have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by Licensor, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. Licensor shall bear all expenses connected with the foregoing, except that if Licensee desires to retain its own counsel, it shall do so at its own expense. If, after deducting all expenses, including all of Licensor's reasonable counsel fees and other litigation expenses, there is a net recovery resulting from such an action, Licensee shall be entitled to damages specifically allocated to Licensee net of said expenses and fees or ten percent of said net recovery, whichever is greater.

               (ii) Licensor shall have the sole power to take or omit to take legal or other action, before any court or governmental authority or otherwise, with respect to infringement of or the protection of the Trademarks and if Licensor shall determine, in its discretion, that it would not be in the best interests of Licensor's business, viewed as a whole, to take any such action, Licensor may determine to omit from taking such action. Further, Licensor reserves the right to settle any claim asserted against it or Licensee based upon Licensee's use of the Trademarks by agreeing to an injunction with respect to the use of the Trademarks in connection with one or more of the Products.

               (iii) Prior to taking or omitting to take any action which shall affect in any manner Licensee's right to use the Trademarks under the terms of this Agreement, Licensor shall advise Licensee of Licensor's decision. If, in Licensee's reasonable judgment, its rights under this Agreement would be materially impaired as a result of Licensor's actions or omissions, Licensee shall have the option, for a period of 60 days following notice from Licensor, either to: (a) have the royalties due hereunder ratably and equitably reduced to such lower rates as the parties may agree to reflect any restriction on the scope of Licensee's rights hereunder as a result of Licensor's actions or failures so to act or to reflect diminution in the value of the license granted hereby, taking into account, among other factors, the volume of the allegedly infringing merchandise, the costs and expenses which would likely be incurred in any effort to stop such infringement, and the likelihood of success of any such effort; or (b) terminate the License and collect from Licensor all of Licensee's out-of-pocket expenses reasonably incurred in connection with the termination of this License. If, within 90 days after notice by Licensee to Licensor of Licensee's election to have the royalties reduced, the parties have not reached agreement regarding such reduction, then the issue shall be submitted to arbitration in accordance with the provisions of paragraph 6(b) hereof.

          7.   Royalty Payment; Records.
               -------------------------

               (a)  Royalty.     Subject to any applicable minimum royalties
                    -------
     payable pursuant to paragraph 7 (d) hereof, Licensee shall pay Licensor as a royalty for the License six (6) percent of the aggregate Net Selling Price of the Products sold in 1995 under the Trademarks within the Territory.

     "Net selling price" shall mean the invoice price less (i) quantity and cash discounts actually allowed thereon, (ii) refunds for returned items, (iii) sales and excise taxes and (iv) allowances for cooperative advertising directly relating to the Products. For purposes of this Agreement, the royalty shall accrue on the sale of the Products, and the Products shall be considered sold when billed by Licensee.

               (b)  Payment of Royalty. Within 30 days after the close of each
                    ------------------
     calendar quarter within the Term, Licensee shall furnish Licensor with a royalty statement showing the total number of Products sold under the Trademarks during the immediately preceding calendar quarter, listing total royalties earned by Licensor and all deductions from the gross selling
     price of Products as listed in paragraph 7(a).    At the time of furnishing
     such statement, Licensee shall remit to Licensor the royalties earned as shown by such statement. The first statement shall include all Products sold under the Trademarks within the Territory between the date hereof and the expiration of the first full calendar quarter thereafter. Notwithstanding the foregoing, beginning for the quarter ended March 31, 1995 and for each calendar quarter thereafter, Licensee shall pay Licensor within 30 days after the close of each such quarter the greater of (i) actual royalties earned and payable for that quarter or (ii) 25% of the minimum annual royalty specified in paragraph 7(d) hereof.

               (c)  Maintenance of Records. Licensee shall maintain and
                    ----------------------
     preserve, for at least three years after the royalty payments are made, complete records sufficient to determine royalty payments hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. Licensor shall be permitted access to such records at any time during normal business hours on 30 days' prior written notice to Licensee unless Licensee objects. Upon such an objection, such access to such records shall be limited to an independent certified public accountant of Licensor's choice, the expense of which shall be shared by Licensor and Licensee equally. If an audit of Licensee's books by an independent certified public accountant shows an underpayment to Licensor of greater than three percent (3%), then in addition to the payment of the underpayment and interest, Licensee will also pay the entire costs incurred by Licensor in performing the audit.

               (d)  Minimum Royalties.    The Licensee shall pay the Licensor
                    -----------------
     minimum annual royalties during the Term of the Agreement as specified herein. Such minimum royalties shall be paid on a quarterly basis within thirty (30) days of the end of each relevant calendar quarter as specified in paragraph 7(b) above. For the calendar year 1995, the minimum royalty shall be $50,000.00.

          8.   Indemnification.
               ---------------

               (a)  By Licensee.    Licensee shall indemnify Licensor against,
                    -----------
     and hold it harmless from, all claims, demands, actions, causes of action, proceedings, damages, losses, expenses (including legal expenses) and judgments of any kind or nature incurred by

     Licensor arising out of or resulting from the activities of Licensee under this Agreement, including any products liability claim.

               (b)  By Licensor.    Licensor shall indemnify Licensee against,
                    -----------
     and hold it harmless from, all claims, demands, actions, causes of action, proceedings, damages, losses, expenses (including legal expenses) and judgments of any kind or nature incurred by Licensee arising out of or resulting from Licensee's use of the Trademarks pursuant to and in compliance with this Agreement. Licensor shall not be responsible for lost profits or damage to Licensee's goodwill which may result in the event Licensee is enjoined from using any of the Trademarks.

               (c)  Right of Set-off. Upon the occurrence of any event for which
                    ----------------
     either party is entitled to indemnification by the other under the provisions of this Agreement, the party entitled to indemnification shall have all of the rights and remedies available to it at law, in equity, in bankruptcy or otherwise and, in addition, shall have the right to off-set the amount for which it is entitled to indemnification against any amount that it may at any time owe the other.

               (d)  Notice. Each party agrees to promptly notify the other party
                    ------
     in the event a claim is asserted against it which may invoke any of the provisions of this paragraph.

               (e)  Defenses. Once one party (the "Indemnifying Party") has
                    --------
     taken reasonable steps to defend or otherwise resolve a claim made against the other party, and so notified the other party, any legal expenses incurred by the other party after such notification shall be for its own account unless the Indemnifying Party has discontinued taking such reasonable steps to resolve said claims.

          9.   Termination.
               -----------

               (a)  By Licensor.    Licensee shall be in default and Licensor
                    -----------
     may terminate, at its option, the License and all rights granted Licensee hereunder, if Licensee fails to pay any sum when due, or makes any false reports or commits any material breach of any covenant contained herein, and fails to remedy such breach within 30 days after receipt of notice from Licensor specifying the nature of the breach; provided, however, that if the nature of the default is curable but is such that it cannot be cured within 30 days, Licensee shall have a reasonable additional time to effect such cure, upon the condition that Licensee shall proceed diligently and continuously to effect same. Licensor shall have the right to terminate the Agreement immediately upon notice in the event of a wilful breach of any covenant of this Agreement by Licensee.

               (b)  By Licensee.    Licensor shall be in default and
                    -----------

     Licensee may terminate, at its option, the Agreement if Licensor commits any material breach of any covenant contained herein, and fails to remedy such breach within 30 days after receipt of notice from Licensee specifying the nature of the breach.

               (c)  Continuance of Use of Trademarks. On termination or
                    --------------------------------
     expiration of the Agreement for any reason, Licensee shall have, for a period of 90 days thereafter, the right to dispose of all unsold Products embodying or bearing the Trademarks that were completed by it prior to the termination or expiration of the Term. Thereafter, Licensee shall discontinue use of the Trademarks and shall no longer use or have any right to use the Trademarks or any formulative thereof which may be confusingly
     similar to the Trademarks.    After expiration of the 90-day period
     following termination or the expiration of the Term, any accrued and unpaid royalties for Products sold during the Term or during the 90-day period after termination or expiration of the Term shall become due and payable immediately.

          10.  Ownership of Trademarks.    Licensee acknowledges Licensor's
               -----------------------
     exclusive right, title and interest in and to the registrations of the Trademarks and its sole and exclusive right to the use thereof and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trademarks, Licensee shall not in any manner represent that it has any ownership in the Trademarks or registrations thereof. Licensee acknowledges that use of the Trademarks shall not create in Licensee's favor any right, title or interest in or to the Trademarks. All uses of the Trademarks by Licensee shall inure to the benefit of Licensor.

          11.  Sleep Galleries.   Notwithstanding anything to the contrary in
               ---------------
     this Agreement, Licensor shall be permitted to manufacture, market, sell or distribute the Products under the Trademarks, either within or without the Territory, or otherwise, for, to or through Licensor's Sleep Gallery retail stores, whether such stores are operated and/or owned by Licensor, Licensor's authorized dealers or franchisees, or by others.

          12.  Notices. Any notices required or permitted to be given under this
               -------
     Agreement shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, or deposited with a reputable overnight delivery service addressed to the party to be notified at its address shown at the beginning of this Agreement, or at such other address as may be furnished in writing by either party to the other.
     Notice delivered in compliance herewith shall be deemed delivered upon personal delivery or upon deposit with the U.S. mail or a reputable overnight delivery service, except that notice of change of address shall not be deemed delivered until actual receipt by the intended recipient.






























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



          13.  Miscellaneous Provisions.
               -------------------------

               (a)  Governing Law; Arbitration. Without reference to any
                    --------------------------
     provisions relating to conflicts of law, this Agreement and all rights and obligations of the parties herein shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky should Licensor bring an action against Licensee based upon this Agreement, and in accordance with the laws of the State of Georgia should Licensee bring such an action against Licensor. In the event that any dispute, controversy or claim arises out of or relates to this Agreement including without limitation, dispute under paragraph 6 of this Agreement arising from the parties' failure to reach agreement regarding a reduction in the royalty rate to reflect any restriction on the scope of Licensee's rights under the Agreement as a result of Licensor's decision not to take action against a third party that is infringing the Trademarks and the same cannot be settled through negotiation, the parties first shall attempt in good faith to settle such dispute by mediation administered by the American
     Arbitration Association under its Commercial Mediation Rules.     In the
     event the parties are unsuccessful in resolving such dispute through mediation, the parties shall submit to arbitration in Atlanta, Georgia administered by the American Arbitration Association, under its Commercial Arbitration Rules before a single arbitrator if the parties shall agree upon one, or by one arbitrator appointed by each party and a third
     arbitrator designated by the other arbitrators.    In case of any failure
     of a party to make an appointment of an arbitrator, or of the two arbitrators to agree upon a third arbitrator, in either such case within two (2) weeks after commencement of the arbitration, such appointment shall be made by the American Arbitration Association in Atlanta, Georgia. Unless otherwise agreed by the parties hereto, all such arbitration proceedings shall be held in Atlanta, Georgia. In any such arbitration, the parties agree that document discovery shall be permitted at the discretion of the Arbitrator, but in no event shall depositions be taken. Each party agrees to comply with any award made in any such proceeding and to the entry of a judgment in any court having jurisdiction over arbitration proceedings upon any award rendered in such proceeding. The decision of the arbitrators shall be rendered within thirty (30) days after the final submissions of the parties. The allocation of expenses of the arbitration, including reasonable attorney's fees, shall be determined by the arbitrator(s), or in the absence of such determination, each party shall pay its own expenses.

               (b)  Assignment.    This Agreement may be assigned by Licensee in
                    ----------
     connection with a merger, consolidation or sale of substantially all the business and assets of Licensee unless said assignment is, in Licensor's reasonable judgment, to a direct competitor of Licensor. Licensee agrees to
     provide prompt notice to Licensor of any such assignment.    The Agreement
     shall not otherwise be assignable by Licensee in the absence of Licensor's































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



     prior written consent. Licensor may assign this Agreement and its rights and obligations herein without the prior written consent of Licensee. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns. Any sale of assets by Licensor including the Trademarks shall be subject to the obligations of this Agreement.

               (c)  Independent Contractor Relationship. The parties understand
                    -----------------------------------
     and agree that this Agreement does not create a fiduciary relationship between them, that Licensee shall be an independent contractor of Licensor and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. During the Term, Licensee shall hold itself out to the public as an independent contractor operating pursuant to a license agreement. Licensee and Licensor understand and agree that nothing in this Agreement authorizes either to make any contract, agreement, warranty or representation for or on behalf of the other, or to incur any debt or obligation in the other's name.

               (d)  Entire Agreement; Amendment.   This Agreement constitutes
                    ---------------------------
     the entire agreement between Licensor and Licensee concerning its subject matter. It supersedes all prior agreements, correspondence, representations and writings regarding its subject matter. No amendment, modification or supplement of this Agreement shall be binding unless executed in writing by both of the parties hereto.

               (e)  Waiver. Any failure by either party to exercise any right
                    ------
     created hereby shall not constitute a waiver by that party of such right. No waiver by either party of any provision of this Agreement shall be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

               (f)  Severability of Provisions. If any provision of this
                    --------------------------
     Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable. The Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the legal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.
































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               (g)  Counterparts.  This Agreement may be executed in any number
                    ------------
     of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                                             SIMMONS COMPANY

                                             By:   /s/ John Peterken
                                                 -----------------------------

                                             Title:      V.P. International
                                                    --------------------------


                                             LOUISVILLE BEDDING CO.


                                             By:   /s/ Christian F. Rapp
                                                 -----------------------------

                                             Title:   Sr V.P., Finance
                                                    --------------------------

























































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                                      Schedule 1
                                      ----------




     1. Agreement dated June 29, 1990 among Simmons Company, Simmons I. P., Inc. and Simmons Canada, Inc. which permits the licensee thereunder to manufacture (not sell, market or distribute) products in the United States for export to and sale in Canada under certain of the Canadian counterparts to the Trademarks.

     2. Agreement dated May 21, 1990 between Simmons Company and Compania Simmons S.A. de C.V. which permits the licensee thereunder to manufacture (not sell, market or distribute) products in the United States for export to and sale in Mexico under certain of the Mexican counterparts to the Trademarks.





























































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                                      Exhibit A
                                      ---------



     Trademark Name           Registration No.         Registration Expiration
     --------------           ----------------         -----------------------

     BEAUTYREST                    512,535                   July 19, 2009

     BEAUTY SLEEP                1,198,771                   June 22, 2002



































































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                                                                       Exhibit B
                                                                       ---------

                               Federal Trade Commission

                                    GUIDES FOR THE

                                   FEATHER AND DOWN

                                  PRODUCTS INDUSTRY

                             Promulgated October 29, 1971

                              AMENDMENT NUMBER THREE TO
                   AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

               THIS AMENDMENT NUMBER THREE TO AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT ("Amendment"), made and entered into as of the 21st day of November, 1994, by and between SIMMONS COMPANY, a Delaware corporation having its principal offices at One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 ("Licensor"), and LOUISVILLE BEDDING CO., a Delaware corporation having its principal offices at 10400 Bunsen Way, Louisville, Kentucky 40299 ("Licensee");

                                  W I T N E S S E T H:
                                  - - - - - - - - - -

               WHEREAS, Licensor and Licensee entered into a certain Trademark License Agreement dated as of April 14, 1986, which agreement was revised and restated by that certain Amended and Restated Trademark License Agreement dated as of November 28, 1990, as amended by Amendment Number One to Amended and Restated Trademark License Agreement dated as of February 15, 1993, and Amendment Number Two to Amended and Restated Trademark License Agreement dated as of April 15, 1994, (such agreement together with all such amendments being referred to hereinafter collectively as the "License Agreement");

               WHEREAS, the parties hereto desire to further amend certain terms and conditions of the License Agreement; and

               WHEREAS, Section 12(d) of the License Agreement permits the License Agreement to be amended by a writing executed by both the parties thereto, and both parties are desirous of amending certain provisions of the License Agreement;

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.   Capitalized Terms. Capitalized terms used herein and not
                    -----------------
     otherwise defined herein shall have the meaning ascribed to such terms in the License Agreement.

               2.   Amendments.
                    ----------

                    (a) For purposes of amending the term "Products" as defined in Recital C on the first page of the License Agreement, the following shall be inserted beginning at line 11 of Recital C immediately following the parenthetical:

                    "sheets, pillow cases, pillow shams, textile window treatments, synthetic filled comforters and duvet covers and decorative pillows that coordinate with bedding products"

                    In addition, the following shall be inserted at line 8 of Recital C immediately following the words "mattress pads":

                    "(specifically excluding automatic, electric heating pads)"

                    (b) Section 7(a) of the License Agreement shall be and hereby is amended by inserting the following at the end of Section 7(a):

                    Notwithstanding the above royalty payment schedule, the parties hereto agree that royalties on sheets, pillow cases, pillow shams, textile window treatments, synthetic filled comforters and duvet covers and decorative pillows that coordinate with bedding products shall be paid by Licensee on a trial basis for a two and a half (2 1/2) year period beginning on January 1st, 1995, during which period a five-percent (5%) rate on net sales shall apply.

               3.   Affirmation of License Agreement. Except as herein expressly
                    --------------------------------
     amended, the License Agreement shall continue in full force and effect without change.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        SIMMONS COMPANY


                                        By: /s/ John Peterken
                                            -------------------------
                                             John P. Peterken
                                             Vice President International

                                        LOUISVILLE BEDDING CO.

                                        By:  /s/ Christian F. Rapp
                                            -------------------------
                                        Title:  Sr. V.P. Finance
                                               ----------------------

                              AMENDMENT NUMBER THREE TO
                   AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

               THIS AMENDMENT NUMBER THREE TO AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT ("Amendment"), made and entered into as of the 4th day of November, 1994, by and between SIMMONS COMPANY, a Delaware corporation having its principal offices at One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 ("Licensor"), and LOUISVILLE BEDDING CO., a Delaware corporation having its principal offices at 10400 Bunsen Way, Louisville, Kentucky 40299 ("Licensee");

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               WHEREAS, Licensor and Licensee entered into a certain Trademark License Agreement dated as of April 14, 1986, which agreement was revised and restated by that certain Amended and Restated Trademark License Agreement dated as of November 28, 1990, as amended by Amendment Number One to Amended and Restated Trademark License Agreement dated as of February 15, 1993, and Amendment Number Two to Amended and Restated Trademark License Agreement dated as of April 15, 1994, (such agreement together with all such amendments being referred to hereinafter collectively as the "License Agreement");

               WHEREAS, the parties hereto desire to further amend certain terms and conditions of the License Agreement; and

               WHEREAS, Section 12(d) of the License Agreement permits the License Agreement to be amended by a writing executed by both the parties thereto, and both parties are desirous of amending certain provisions of the License Agreement;

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1.   Capitalized Terms. Capitalized terms used herein and not
                    -----------------
     otherwise defined herein shall have the meaning ascribed to such terms in the License Agreement.

               2.   Amendments.
                    ----------

               (a) For purposes of amending the term "Products" as defined in Recital C on the first page of the License Agreement, the following shall be inserted beginning at line 11 of Recital C immediately following the parenthetical:

                    "sheets, pillow cases, pillow shams, synthetic filled comforters and duvet covers and decorative pillows that coordinate with bedding products"

                    In addition, the following shall be inserted at line 8 of Recital C immediately following the words "mattress pads":

                    "(specifically excluding automatic, electric heating pads)"

                    (b) Section 7(a) of the License Agreement shall be and hereby is amended by inserting the following at the end of Section 7(a):

                    Notwithstanding the above royalty payment schedule, the parties hereto agree that royalties on sheets, pillow cases, pillow shams, synthetic filled comforters and duvet covers and decorative pillows that coordinate with bedding products shall be paid by Licensee on a trial basis for a two (2) year period beginning on 1st of January, 1995 during which period a five-percent (5%) rate on net sales shall apply.

               3.   Affirmation of License Agreement. Except as herein expressly
                    --------------------------------
     amended, the License Agreement shall continue in full force and effect without change.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        SIMMONS COMPANY


                                        By:
                                           ----------------------------
                                        John P. Peterken
                                        Vice President International


                                        LOUISVILLE BEDDING CO.


                                        By:
                                            ----------------------------
                                        Title:
                                              --------------------------

                               AMENDMENT NUMBER TWO TO
                   AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

          THIS AMENDMENT TO AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT ("the Amendment") is made and entered into as of this 15th day of April, 1994, by and between SIMMONS COMPANY, a Delaware corporation having its principal offices at One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 ("Licensor"), and LOUISVILLE BEDDING CO., a Delaware corporation having its principal offices at 10400 Bunsen Way, Louisville, Kentucky 40299 ("Licensee"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given thereto in the License Agreement, as hereinafter defined.

                                       RECITALS
                                       --------

          WHEREAS, Licensor and Licensee entered into a Trademark License Agreement dated April 14, 1986, as amended by Amended and Restated Trademark License Agreement dated November 28, 1990 (the "License Agreement"), and by Amendment Number One to Amended and Restated Trademark License Agreement dated February 15, 1993 (jointly the "Revised License Agreement") in which Licensor licensed to Licensee certain rights relating to Products; and

          WHEREAS, subsequent to the execution of the License Agreement and Amendment Number One, the parties have decided to amend certain terms and conditions of the License Agreement; and

          WHEREAS, Section 12(d) of the License Agreement permits the License Agreement to be amended by a writing executed by both the parties thereto, and both parties are desirous of amending certain provisions of the License Agreement.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Amendments. Bed ruffles shall be added to the products
               ----------
     identified, in lines eight (8) through eleven (11) of RECITAL:C on the first page of the License Agreement, as being included in the term "Products". The remainder of RECITAL:C continues unchanged.

          2.   Effects on Other Terms and Provisions. To the extent that the
               -------------------------------------
     terms and provisions of the Revised License Agreement are not inconsistent with or contradictory to the revision contained herein, the parties hereto hereby ratify and confirm each and every such term and provision of the Revised License Agreement. The Revised License Agreement, as amended hereby, shall remain in full force and effect.

          IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed, intending to be legally bound thereby, by its duly authorized representative as of the day and year first written above


                                        SIMMONS COMPANY


                                        By: /s/ Ron Passaglia
                                           ---------------------------
                                        Title: Sr. Ex. V.P.
                                              ------------------------


                                        LOUISVILLE BEDDING CO.


                                        By: /s/ Christian F. Rapp
                                           ---------------------------
                                        Title: Sr. V.P. Finance Administration
                                              --------------------------------